Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 7, 2024, is by and among Scilex Holding Company, a Delaware corporation with offices located at 960 San Antonio Road, Palo Alto, CA 94303 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”) and Acquiom Agency Services LLC as collateral agent (the “Collateral Agent”).

RECITALS

A. Prior to the date hereof, the Company issued certain promissory notes (the “Tranche A Notes”) and warrants (the “Tranche A Warrant”) to certain investors (the “Tranche A Holders”) pursuant to that certain Securities Purchase Agreement, dated September 21, 2023 (the “Original Securities Purchase Agreement”).

B. The Company and each Buyer desire to amend the Original Securities Purchase Agreement to, among other things, reflect the issuance of the Notes hereunder and the entry into the Intercreditor Agreement (as defined herein), in each case as referenced in and in accordance with Amendment No. 1 to the Original Securities Purchase Agreement attached hereto as Exhibit A (the “SPA Amendment”, and the Original Securities Purchase Agreement as amended by the SPA Amendment, the “Amended Original Securities Purchase Agreement”) and enter into this transaction to purchase Notes (as defined below) and Warrants (as defined below) pursuant to a currently effective shelf registration statement on Form S-3, which has sufficient availability for the issuance of the Securities (as defined below) on the Closing Date (as defined below) (Registration Number 333-276245) (the “Registration Statement”) and has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the Securities and Exchange Commission (the “SEC”).

C. The Company has authorized a new tranche B of senior secured convertible notes of the Company, in the aggregate original principal amount of $50,000,000, substantially in the form attached hereto as Exhibit B (the “Notes”), which Notes shall be convertible into shares of Common Stock (as defined below) (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Notes.

D. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) a Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, and (ii) a tranche B warrant to initially acquire up to that aggregate number of additional shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, substantially in the form attached hereto as Exhibit C (the “Warrants”) (as exercised, collectively, the “Warrant Shares”).

E. The Notes, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

F. Subject to the terms of the Intercreditor Agreement (as defined below), the Notes will rank pari passu in security with the Tranche A Notes (as defined in the Amended Original Securities Purchase Agreement) and, subject to the terms of the Subordination Agreement (as defined below) senior to all outstanding and future indebtedness of the Company, and its Subsidiaries (as defined below) and the Notes will be secured by a first priority (subject to the terms of the Subordination Agreement (as defined below)) perfected security interest in substantially all of the existing and future assets of the Company and its direct and indirect Subsidiaries, other than Excluded Assets (as defined in the Security Agreement, and including, for the avoidance of doubt, equity interests issued by any Excluded Subsidiary (as defined in the Notes)) including a pledge of all of the capital stock of each of the Company’s first tier direct Subsidiaries, as evidenced by the Security Documents (as defined in the Amended Original Securities Purchase Agreement).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Purchase of Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) a Note in the original principal amount as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers along with Warrants to initially acquire up to that aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers.

(b) Closing. The closing (the “Closing”) of the purchase of the Notes and the Warrants by the Buyers shall take place by electronic exchange of executed documents. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(c) Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers. Each Buyer shall pay $900 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing. Each Buyer and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Buyers and the Company mutually agree that the allocation of the fair market value between the Notes and the Warrants for purposes of investment unit allocation in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount of $150,000.00 allocated to the Warrants and the balance of the Purchase Price allocated to the Notes, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(d) Form of Payment. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(j)) to the Company for the Notes and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Flow of Funds Letter (as defined below), provided, however, that Oramed Pharmaceuticals Inc. (the “Existing Investor”) shall exchange a portion of the outstanding principal balance under the Tranche A Note equivalent to its Purchase Price, which amount shall be extinguished and reduce the outstanding balance under the Tranche A Note, for $25,000,000.00 of principal amount of the Notes and related Warrants to be purchased by the Existing Investor at the Closing, and (ii) the Company shall deliver to each Buyer (A) a Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, and (B) a Warrant pursuant to which such Buyer shall have the right to initially acquire up to such aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers, in each case, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(d) No Group. Other than affiliates of such Buyer who are also Buyers under this Agreement, such Buyer is not under common control with or acting in concert with any other Buyer and is not part of a “group” for purposes of the Securities and Exchange of 1934, as amended (the “1934 Act”).

(e) Buyer Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified to conduct their respective businesses and is in good standing (to the extent applicable) as a foreign corporation or other entity in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or the Royalty PSA (as defined below) or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below) or the Royalty PSA. Other than the Persons (as defined below) set forth on Schedule 3(a)(i), the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”; provided, that after the time of consummation of the Semnur Merger (as defined in the Notes), “Subsidiary” and “Subsidiaries” shall each exclude the Excluded Subsidiaries (as defined in the Notes)).

(b) Authorization; Enforcement; Validity. Except as set forth on Schedule 3(b), the Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the other Transaction Documents and the Royalty PSA and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement, the other Transaction Documents and the Royalty PSA by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Notes and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and each of its Subsidiaries’ board of directors or other governing body, as applicable, and (other than the filing with the SEC of (A) the 8-K Filing (as defined below), (B) a prospectus supplement in connection with the Closing as required by the Registration Statement pursuant to Rule 424(b) under the 1933 Act (the “Prospectus Supplement”) supplementing the base prospectus forming part of the Registration Statement (the “Prospectus”), and (C) any other filings as may be required by any state securities agencies (collectively, the “Required Approvals”)) and no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party and the Royalty PSA will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by (1) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, (2) insofar as rights to indemnification and to contribution may be limited by federal or state securities law and (3) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Prior to the Closing, the Transaction Documents to which each Subsidiary is a party will be duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, the Intercreditor Agreement, the Security Documents (as defined in the Amended Original Securities Purchase Agreement) (solely to the extent securing the Tranche A Notes, and provided that any calculation hereunder or under the Notes which refers to amounts owing under the Transaction Documents shall not include amounts owing under the Security Documents in respect of the Tranche A Notes), the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time; provided, that the Transaction Documents shall not include the Amended Original Securities Purchase Agreement, the Tranche A Notes or the Royalty PSA.

(c) Issuance of Securities; Registration Statement. The issuance of the Notes and the Warrants are duly authorized and when issued and paid for in accordance with the terms of the applicable Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof other than restrictions on transfer provided for in the Transaction Documents. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 200% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that (x) the Notes are convertible at the Alternate Conversion Price (as defined in the Notes) assuming an Alternate Conversion Date (as defined in the Note) as of the date hereof, (y) interest on the Notes shall accrue through the second anniversary of the Closing Date and will be converted in shares of Common Stock at a conversion price equal to the Alternate Conversion Price assuming an Alternate Conversion Date as of the date hereof and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes), and (ii) the maximum number of Warrant Shares initially issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). Upon conversion in accordance with the Notes or exercise in accordance with the Warrants (as the case may be), the Conversion Shares and the Warrant Shares, respectively, when issued and, with respect to any Warrant Shares issued in any cash exercise, paid for in accordance with the terms of the applicable Transaction Documents, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities has been registered under the 1933 Act, the Securities are being issued pursuant to the Registration Statement and all of the Securities are freely transferable and freely tradable, as applicable, by each of the Buyers without restriction, whether by way of registration or some exemption therefrom. The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any oral notification or written notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Securities hereunder and as contemplated by the other Transaction Documents. Upon receipt of the Securities, each of the Buyers will have good and marketable title to the Securities. The Registration Statement and any prospectus included therein, including the Prospectus and the Prospectus Supplement, complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder and all other applicable laws and regulations. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the 1933 Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto (including, without limitation the Prospectus Supplement), at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, complied, and will comply, in all material respects with the requirements of the 1933 Act and did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. The Company is eligible to use Form S-3 under the 1933 Act and it meets the transaction requirements set forth in General Instruction I.B.1 of Form S-3 with respect to the transactions contemplated hereby.

(d) No Conflicts. Except as set forth on Schedule 3(d), the execution, delivery and performance by the Company and its Subsidiaries of the Transaction Documents to which it is a party and the Royalty PSA to the extent a party thereto, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Warrants, the Conversion Shares and the Warrant Shares and the reservation for issuance of the Conversion Shares and the Warrant Shares) will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) subject to the Required Approvals, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, other than in relation to any agreement, credit facility, debt or other instrument that is expected to be repaid or redeemed in full (or in part) on or before the Closing Date, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; except in the case of each of clause (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents and/or the Royalty PSA, as applicable, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents and/or the Royalty PSA, as applicable. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents, the Royalty PSA and the transactions contemplated hereby and thereby and that, to the knowledge of the Company, no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto), collectively, “Rule 144”) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents, the Royalty PSA and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents, the Royalty PSA and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party, the Royalty PSA to the extent a party thereto, as applicable, has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(g) Placement Agents’ Fees. The Company shall be responsible for the payment of any placement agents’ fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to StockBlock Securities LLC and Rodman & Renshaw LLC, as placement agents (collectively, the “Placement Agents”) in connection with the sale of the Securities. The fees and expenses of the Placement Agent to be paid by the Company or any of its Subsidiaries are as set forth on Schedule 3(g). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agents in connection with the sale of the Securities. Other than the Placement Agents, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h) No Integrated Offering. Assuming the accuracy of the Buyers’ representations and warranties set forth in Section 2, none of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the 1933 Act, which would require the registration of any such securities under the 1933 Act, or (ii) any applicable stockholder approval provisions of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and Warrant Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue the Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes and the Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Notes and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable to the transactions contemplated hereby any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k) SEC Documents; Financial Statements. Since November 11, 2022, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(l) Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements included within the SEC Documents, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries that has had or that could reasonably be expected to result in a Material Adverse Effect. Since the date of the Company’s most recent audited financial statements included within the SEC Documents, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, on a consolidated basis, after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3(m), no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made, or (ii) could have a material adverse effect on any Buyer’s investment hereunder or any Tranche A Holder’s investment in the Tranche A Notes or (iii) could have a Material Adverse Effect.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, to the knowledge of the Company, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since November 11, 2022, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no written notice from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such certificates, authorizations or permits would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(o) Foreign Corrupt Practices. In the prior five (5) years, neither the Company, nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”), has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of applicable law or (iv) violated in any material respect any provision of the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws. Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q) Transactions With Affiliates. None of the officers, directors of the Company or any Affiliate of any such officer or director or any Subsidiary, and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary, is presently, a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

(r) Equity Capitalization.

(i) Definitions:

(A) “Common Stock” means the Company’s shares of common stock, $0.0001 par value per share.

(B) “Preferred Stock” means the Company’s preferred stock, $0.0001 par value per share, the terms of which have been and may be designated by the board of directors of the Company in a certificate of designations.

(C) “Common Stock Equivalents” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(ii) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 740,000,000 shares of Common Stock, of which, 191,790,520 are issued and outstanding and 154,414,358 shares are reserved for issuance pursuant to Common Stock Equivalents (as defined below) (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 45,000,000 shares of Preferred Stock, 29,057,097 of which are issued and outstanding and have been designated as Series A Preferred Stock.

(iii) Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Schedule 3(r)(iii)(A) sets forth the number of shares of Common Stock that are reserved for issuance pursuant to Common Stock Equivalents (as defined below) (other than the Notes and the Warrants). Except as set forth on Schedule 3(r)(iii)(B), to the knowledge of the Company, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Common Stock Equivalents, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iv) Existing Securities; Obligations. Except as disclosed in the SEC Documents and as set forth on Schedule 3(r)(iv): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(v) Organizational Documents. The Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Common Stock Equivalents and the material rights of the holders thereof as set forth in the SEC Documents are true, correct and complete.

(s) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed on Schedule 3(s), has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is in default of any contract, agreement or instrument, the violation of which could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(t) Litigation. There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(t). No director, officer or employee of the Company (directly or indirectly at the request of any officer or director) or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act, including, without limitation, the Registration Statement. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. To the knowledge of the Company, no executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, except as set forth in Schedule 3(v), no current (or former) executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title.

(i) Real Property. Each of the Company and its Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries (the “Real Property”) that is material to the business of the Company and its Subsidiaries. The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Permitted Liens (as defined in the Note), (b) Liens for current taxes not yet due and (b) Liens that do not materially impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(ii) Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (a) liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. Each of patents owned by the Company or any of its Subsidiaries is listed on Schedule 3(x)(i). Except as set forth in Schedule 3(x)(ii), none of the Company’s Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within two years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings, except as would not have or reasonably be expected to not have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) No Hazardous Materials:

(A) have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B) are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a material adverse effect on the business of the Company or any of its Subsidiaries.

(iii) Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iv) None of the Real Properties are on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all material foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which the Company or Subsidiary, as applicable, has set aside on its books provision reasonably adequate for the payment of all material taxes required to be paid by it for periods subsequent to the periods to which such returns, reports or declarations apply in accordance with GAAP. There are no written proposed or pending tax assessments, deficiencies, audits or other proceedings against the Company or any of its Subsidiaries. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of material income taxes or agreed to any extension of time with respect to a material income tax assessment or deficiency. Neither the Company nor any of its Subsidiaries is or has been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b). The Company has not undergone an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such net operating loss carryforwards.

(bb) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any written notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect.

(cc) Off Balance Sheet Arrangements. Except as disclosed in the SEC Documents, there is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee) Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents and the Royalty PSA, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents and the Royalty PSA; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents and the Royalty PSA pursuant to the Press Release (as defined below) one or more Buyers may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Warrant Shares or Conversion Shares, as applicable, deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ff) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agents) in violation of Regulation M, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(gg) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or expects to become, or so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon any Buyer’s reasonable request.

(hh) Registration Eligibility. The Company is eligible to register the Underlying Securities for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(ii) Transfer Taxes. On the Closing Date, all stock transfer, documentary, sales, use, stamp, registration, and other taxes (other than income or similar taxes), and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with. The Company will, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer or other such taxes, fees and charges.

(jj) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(ll) Money Laundering. In the last five (5) years, the operations of the Company and its Subsidiaries are and have been conducted in material compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(mm) Management. Except as set forth in Schedule 3(mm) hereto or as set forth in the SEC Documents, during the past five year period, no current or former officer or director or, to the knowledge of the Company, no current ten percent (10%) or greater stockholder of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any particular type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(nn) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable equity incentive plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(oo) No Disagreements with Accountants and Lawyers. To the knowledge of the Company, there are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents and/or the Royalty PSA, as applicable. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(pp) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents and/or the Royalty PSA, as applicable, other than as specified in the Transaction Documents and/or the Royalty PSA, as applicable, or as set forth in any letter attached hereto as Schedule 3(pp) providing for the extension of any payment delivery date pursuant to the Tranche A Note (an “Extension Letter”).

(qq) Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(rr) Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(ss) Ranking of Notes. No Indebtedness of the Company, at the Closing, will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise (other than the Tranche A Notes and other Permitted Indebtedness (as defined in the Notes) secured by Permitted Liens (as defined in the Notes)).

(tt) Potential Products; FDA; EMEA.

(i) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as currently conducted, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure to so possess such certificates, authorizations and permits, individually or in the aggregate, would not result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ii) The Company has not received any written notices or statements from the FDA, the European Medicines Agency (the “EMEA”) or any other governmental agency, and otherwise has no knowledge or reason to believe, that (i) any drug candidate of the Company (each a “Potential Product”) has been or will be rejected or determined to be non-approvable; (ii) a delay in time for review and/or approval of a marketing authorization application or marketing approval application in any jurisdiction for any Potential Product is or may be required, requested or being implemented; (iii) one or more clinical studies for any Potential Product shall or may be requested or required in addition to the clinical studies submitted to the FDA prior to the date hereof as a precondition to or condition of issuance or maintenance of a marketing approval for any Potential Product; (iv) any license, approval, permit or authorization to conduct any clinical trial of or market any product or Potential Product of the Company has been, will be or may be suspended, revoked, modified or limited, except in the cases of clauses (i), (ii), (iii) and (iv) where such rejections, determinations, delays, requests, suspensions, revocations, modifications or limitations might not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iii) To the knowledge of the Company, the preclinical and clinical testing, application for marketing approval of, manufacture, distribution, promotion and sale of the products and Potential Products of the Company is in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices, except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not aware of any studies, tests or trial the results of which reasonably call into question the results of the tests and trials conducted by or on behalf of the Company. The Company has not received notice of adverse finding, warning letter or clinical hold notice from the FDA or any non-U.S. counterpart of any of the foregoing, or any untitled letter or other correspondence or notice from the FDA or any other governmental authority or agency or any institutional or ethical review board alleging or asserting noncompliance with any law, rule or regulation applicable in any jurisdiction, except notices, letters, and correspondences and non-U.S. counterparts thereof alleging or asserting such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged or potential lack of safety or efficacy of any product or Potential Product of the Company, any alleged product defect of any product or Potential Product of the Company, or any violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product or potential product of the Company, and the Company is not aware of any facts or information that would cause it to initiate any such notice or action and has no knowledge or reason to believe that the FDA, the EMEA or any other governmental agency or authority or any institutional or ethical review board or other non-governmental authority intends to impose, require, request or suggest such notice or action.

(uu) Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect on the Company’s business. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(vv) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(ww) Registration Rights. No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the issuance of the Securities hereunder that could expose the Company to material liability or any Buyer to any liability or that could impair the Company’s ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

(xx) Material Licensors. With respect to each of the material licensors to the Company and its Subsidiaries, including the Specified Licensors (“Material Licensors”): (i) there exists no event of default or breach and no event has occurred which would or would reasonably be expected to result in an event of default or breach or prevent the Company or any Subsidiary from obtaining any benefit under any product development agreement, licensing agreement, license or similar agreement (“Licenses”) with such Material Licensor(s); (ii) such Material Licensor has not notified (orally or in writing) the Company or any of its Subsidiaries that such Material Licensor intends to terminate, suspend, cancel or otherwise modify, amend or alter any of its Licenses to, licensing agreements with or its business relationship with the Company or any of its Subsidiaries in any manner that would be adverse to the Company and its Subsidiaries or the business conducted thereby; (iii) none of the Company or any of its Subsidiaries has been engaged in any material dispute with such Material Licensor; and (iv) to the knowledge of the Company, there has not occurred any change, event, circumstance or condition that has resulted in, or would reasonably be likely to result in, an adverse or material change in the Company’s or any of its Subsidiaries’ business relationship with such Material Licensor. “Specified Licensor” means each of Oishi Koseido Co., LTD and Itochu Chemical Frontier Corporation.

(yy) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents and the Royalty PSA. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4. COVENANTS.

(a) Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses.

(i) Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses. Except as provided in this Agreement, as may be required to update any registration statement on Form S-1 of the Company, and other than periodic reports required to be filed pursuant to the 1934 Act, the Company shall not file with the SEC any amendment to the Registration Statement that relates to the Buyer, this Agreement or any other Transaction Document or the Royalty PSA or the transactions contemplated hereby or thereby or file with the SEC any Prospectus Supplement that relates to the Buyer, this Agreement or any other Transaction Document or the Royalty PSA or the transactions contemplated hereby or thereby with respect to which (a) the Buyer shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from the Buyer or its counsel, or (c) the Buyer shall reasonably object after being so advised, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the 1933 Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Buyer, the Buyer shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Buyer and the Company shall expeditiously furnish to the Buyer an electronic copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Buyer, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered in connection with any acquisition or sale of Securities by the Buyer, the Company shall not file any Prospectus Supplement with respect to the Securities without delivering or making available a copy of such Prospectus Supplement, together with the Prospectus, to the Buyer promptly.

(ii) The Company has not made, and agrees that unless it obtains the prior written consent of the Buyer it will not make, an offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433 promulgated under the 1933 Act (an “Issuer Free Writing Prospectus”) or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 promulgated under the 1933 Act (a “Free Writing Prospectus”) required to be filed by the Company or the Buyer with the SEC or retained by the Company or the Buyer under Rule 433 under the 1933 Act. The Buyer has not made, and agrees that unless it obtains the prior written consent of the Company it will not make, an offer relating to the Securities that would constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the 1933 Act. Any such Issuer Free Writing Prospectus or other Free Writing Prospectus consented to by the Buyer or the Company is referred to in this Agreement as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(c) Prospectus Delivery. Immediately prior to execution of this Agreement, the Company shall have delivered to the Buyer, and as soon as practicable after execution of this Agreement the Company shall file, Prospectus Supplements with respect to the Securities to be issued on the Closing Date, as required under, and in conformity with, the 1933 Act, including Rule 424(b) thereunder. The Company shall provide the Buyer a reasonable opportunity to comment on a draft of each Prospectus Supplement and any Issuer Free Writing Prospectus, shall give due consideration to all such comments and, subject to the provisions of Section 4(b) hereof, shall deliver or make available to the Buyer, without charge, an electronic copy of each form of Prospectus Supplement, together with the Prospectus, and any Permitted Free Writing Prospectus on the Closing Date. The Company consents to the use of the Prospectus (and of any Prospectus Supplements thereto) in accordance with the provisions of the 1933 Act and with the securities or “blue sky” laws of the jurisdictions in which the Securities may be sold by the Buyer, in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required by the 1933 Act to be delivered in connection with sales of the Securities. If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Registration Statement or the Prospectus or any Permitted Free Writing Prospectus or should be set forth therein in order to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or if it is necessary to amend the Registration Statement or supplement or amend the Prospectus or any Permitted Free Writing Prospectus to comply with the 1933 Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 4(b) above, file with the SEC an appropriate amendment to the Registration Statement or Prospectus Supplement to the Prospectus (or supplement to the Permitted Free Writing Prospectus) and shall expeditiously furnish or make available to the Buyer an electronic copy thereof.

(d) Stop Orders. The Company shall advise the Buyer promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the SEC for amendment of or a supplement to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to state a material fact required by the 1933 Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Permitted Free Writing Prospectus to comply with the 1933 Act or any other law or (iv) if at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the issuance of the Securities or any Prospectus contained therein is not available for use for any other reason. Thereafter, the Company shall promptly notify such holders when the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and/or any amendment or supplement thereto, as applicable, is effective and available for the issuance of the Securities. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible time.

(e) Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(f) Reporting Status. Until the date on which the Buyers no longer hold any Notes or Warrants (the “Reporting Period”), the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(g) Use of Proceeds. The Company will use the proceeds from the sale of the Securities as follows: (i) $12,500,000 shall be paid to the Existing Investor in respect of the outstanding balance under the Tranche A Note (after giving effect to the payment of Purchase Price); (ii) not more than $12,500,000 shall be paid to eCapital Healthcare Corp. (“eCapital”) in satisfaction in full of the outstanding balance of the credit facility under that certain eCapital Credit Agreement, dated as of June 27, 2023, between Scilex Pharmaceuticals, Inc. and eCapital, and (iii) any remaining portion for such purposes as are described in the Prospectus Supplement, but not as to this clause (iii), directly or indirectly, for (A) except as set forth on Schedule 4(g), the satisfaction of any indebtedness of the Company or any of its Subsidiaries, (B) the redemption or repurchase of any securities of the Company or any of its Subsidiaries, or (C) the settlement of any outstanding litigation.

(h) Financial Information. The Company agrees to send the following to each holder of Notes and Warrants, as applicable, (each, an “Investor”) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(i) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities (as defined below) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(i). “Underlying Securities” means (i) the Conversion Shares, (ii) the Warrant Shares and (iii) any capital stock of the Company issued or issuable with respect to the Conversion Shares, the Warrant Shares, the Notes or the Warrants, respectively, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Warrants) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Notes or exercise of the Warrants.

(j) Fees. The Company shall reimburse BPY Limited (the “New Investor”) for all reasonable costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and the Royalty PSA (including, without limitation, as applicable, a non-accountable amount of $250,000.00 for the legal fees of outside counsel and disbursements of Kelley Drye & Warren LLP, counsel to the New Investor and a non-accountable amount of $675,000.00 for the legal fees of Morgan, Lewis & Bockius LLP, special finance and collateral counsel to the New Investor, as applicable, any other reasonable fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and the Royalty PSA and due diligence and regulatory filings in connection therewith) (the “Transaction Expenses”) and shall be withheld by the New Investor from its Purchase Price at the Closing, less $20,000 previously paid by the Company to Kelley Drye & Warren LLP; provided, that the Company shall promptly reimburse Kelley Drye & Warren LLP and Morgan, Lewis & Bockius LLP on demand for all Transaction Expenses not so reimbursed through such withholding at the Closing. The Company shall be responsible for the payment of any placement agent’s reasonable fees, financial advisory fees, Controlled Account Bank (as defined in the Notes) fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby (including, without limitation, any reasonable fees or commissions payable to the Placement Agents, who are the Company’s sole placement agents in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, the Royalty PSA or any Extension Letter, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(k) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(l) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. The Company shall, on or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents and the Royalty PSA. On or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents and the Royalty PSA in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Notes, the form of the Warrants, the Intercreditor Agreement and the form of Security Documents) and also attaching the SPA Amendment and the Royalty PSA (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents and the Royalty PSA. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

(ii) Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). In the event of a breach of any of the foregoing covenants, including, without limitation, Section 4(q) of this Agreement, or any of the covenants or agreements contained in any other Transaction Document and/or the Royalty PSA, as applicable, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, and/or the Royalty PSA, as applicable, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, with the prior consent of the Company (not to be unreasonably or untimely withheld, conditioned or delayed). No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. To the extent that any notice provided pursuant to any Transaction Document and/or the Royalty PSA, as applicable, constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously with the delivery of such notice file such material, non public information with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Buyer shall be relying on the foregoing covenant in effecting transactions in securities of the Company. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make the Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise, except (A) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC and (B) to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Buyers with prior notice of such disclosure permitted under this clause. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

(m) [Reserved.]

(n) Reservation of Shares. So long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the sum of (i) the maximum number of shares of Common Stock issuable upon conversion of all the Notes then outstanding (assuming for purposes hereof that (x) the Notes are convertible at the Alternate Conversion Price assuming an Alternate Conversion Date as of such applicable date of determination, (y) interest on the Notes shall accrue through the second anniversary of the Closing Date and will be converted in shares of Common Stock at a conversion price equal to the Alternate Conversion Price assuming an Alternate Conversion Date as of such applicable date of determination and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes), and (ii) the maximum number of Warrant Shares issuable upon exercise of all the Warrants then outstanding (without regard to any limitations on the exercise of the Warrants set forth therein) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(n) be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of Notes and Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(o) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(p) Other Notes; Variable Securities. So long as any Notes remain outstanding, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any issuance, offer, sale, granting of any option or right to purchase, or other disposal of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Common Stock Equivalents (as defined below), any debt, any preferred stock or any purchase rights (any such issuance, offer, sale, grant, disposition or announcement is referred to as a “Subsequent Placement”) involving a Variable Rate Transaction (other than pursuant to the Permitted ATM). “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Common Stock Equivalents either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Common Stock Equivalents, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Common Stock Equivalents or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages. “Permitted ATM” means any sale of Common Stock made under the sales agreement prospectus contained in the Registration Statement covering the offering, issuance and sale by the Company of up to a maximum aggregate offering price of $170,000,000 of Common Stock, that may be issued and sold pursuant to that certain Sales Agreement, dated December 22, 2023, by and among Scilex Holding Company, B. Riley Securities Inc., Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC (as may be amended, restated, modified or otherwise supplemented in accordance with its terms).

(q) Participation Right. At any time on or prior to the fourth anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(q). The Company acknowledges and agrees that the right set forth in this Section 4(q) is a right granted by the Company, separately, to each Buyer.

(i) At least five (5) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Buyer a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Investor is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Buyer that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Buyer within three (3) Trading Days after the Company’s delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Buyer in accordance with the terms of the Offer such Buyer’s pro rata portion of 35% of the Offered Securities, provided that the number of Offered Securities which such Buyer shall have the right to subscribe for under this Section 4(q) shall be (x) based on such Buyer’s pro rata portion of the aggregate original principal amount of the Notes purchased hereunder by all Buyers (the “Basic Amount”), and (y) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until each Buyer shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(ii) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Buyer a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Buyer’s receipt of such new Offer Notice.

(iii) The Company shall have five (5) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Buyer (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(q)(iii) above), then each Buyer may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(q)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to this Section 4(q) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(q)(i) above.

(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Buyer shall acquire from the Company, and the Company shall issue to such Buyer, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4(q)(iv) above if such Buyer has so elected, upon the terms and conditions specified in the Offer. The purchase by such Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Buyer of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Buyer and its counsel.

(vi) Any Offered Securities not acquired by a Buyer or other Persons in accordance with this Section 4(q) may not be issued, sold or exchanged until they are again offered to such Buyer under the procedures specified in this Agreement.

(vii) The Company and each Buyer agree that if any Buyer elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Buyer shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(viii) Notwithstanding anything to the contrary in this Section 4(q)and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Buyer will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Buyer with another Offer Notice and such Buyer will again have the right of participation set forth in this Section 4(q). The Company shall not be permitted to deliver more than one such Offer Notice to such Buyer in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4(q)(ii).

(ix) The restrictions contained in this Section 4(q) shall not apply in connection with the issuance of any Excluded Securities (as defined below). The Company shall not circumvent the provisions of this Section 4(q) by providing terms or conditions to one Buyer that are not provided to all.

(x) For purposes of this Agreement: (A) “Excluded Securities” means (i) shares of Common Stock, or options or other equity awards issued to directors, officers, employees or consultants of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (A) all such issuances to directors, officers, employees or consultants (taking into account the shares of Common Stock issuable upon exercise of such Common Stock, or options or other equity awards) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 15% of the Common Stock issued and outstanding immediately prior to the date hereof and (B) the exercise price of any such securities is not lowered, none of such securities are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such securities are otherwise changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Common Stock Equivalents (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Common Stock Equivalents (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Common Stock Equivalents (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Common Stock Equivalents (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise changed in any manner that adversely affects any of the Buyers; (iii) the shares of Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; provided, that the terms of the Notes are not amended, modified or changed on or after the date hereof (other than antidilution adjustments pursuant to the terms thereof in effect as of the Closing Date), (iv) the shares of Common Stock issuable upon exercise of the Warrants and any warrants issued to the Placement Agents in connection with the transactions pursuant to this Agreement; provided, that the terms of the Warrants are not amended, modified or changed on or after the date hereof (other than antidilution adjustments pursuant to the terms thereof in effect as of the Closing Date), (v) shares of Common Stock issued pursuant to the Permitted ATM, and (vi) securities issued in connection with any bona fide strategic or commercial alliances, acquisitions, mergers, licensing arrangements, strategic transactions and strategic partnerships (including, without limitation, joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, provided, further, that (w) the primary purpose of such issuance is not to raise capital, and (x) the purchaser or acquirer or recipient of the securities in such issuance solely consists of either (I) the actual participants in such strategic or commercial alliance, strategic or commercial licensing arrangement or strategic or commercial partnership, (II) the actual owners of such assets or securities acquired in such acquisition or merger or (III) the shareholders, partners, employees, consultants, officers, directors or members of the foregoing Persons, in each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and (y) the number or amount of securities issued to such Persons by the Company shall not be disproportionate to each such Person’s actual participation in (or fair market value of the contribution to) such strategic or commercial alliance or strategic or commercial partnership or ownership of such assets or securities to be acquired by the Company, as applicable; and (B) “Approved Stock Plan” means any stock, equity or option plan or agreement which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock, restricted stock units, stock options to purchase Common Stock and other equity awards may be issued to any directors, officers, employees or consultants for services provided to the Company in their capacity as such.

(r) Dilutive Issuances. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Notes or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market.

(s) Passive Foreign Investment Company. The Company shall use reasonable best efforts to conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(t) Restriction on Redemption and Cash Dividends. So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyers, in each case other than in connection with the Designated Transaction set forth in Schedule 4(t).

(u) Corporate Existence. So long as any Buyer beneficially owns any Notes or Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(v) [Reserved.]

(w) Conversion and Exercise Procedures. Each of the form of Exercise Notice (as defined in the Warrants) included in the Warrants and the form of Conversion Notice (as defined in the Notes) included in the Notes set forth the totality of the procedures required of the Buyers in order to exercise the Warrants or convert the Notes. No legal opinion, other information or instructions shall be required of the Buyers to exercise their Warrants or convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver the Conversion Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Notes and Warrants. Without limiting the preceding sentences, no ink-original Conversion Notice or Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice or Exercise Notice form be required in order to convert the Notes or exercise the Warrants.

(x) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(y) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require stockholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

(z) Treatment of Excluded Subsidiaries; Designated Transaction Notwithstanding anything to the contrary set forth herein or in any other Transaction Document: (i) after the time of consummation of the Semnur Merger, no reference herein or in any other Transaction Document to “the Company” or “the Company and its Subsidiaries” shall include, nor shall the term “Subsidiary” include, any Excluded Subsidiary (as defined in the Notes), (ii) after the time of consummation of the Semnur Merger, the Excluded Subsidiaries, the assets and operations thereof, and any equity interests issued thereby shall not be subject to the representations or covenants contained herein or in the other Transaction Documents, nor shall any of the foregoing issue a guarantee of, security interest securing the obligations under this Note or the other Transaction Documents (provided that the foregoing shall not otherwise impact the obligations of any non-Excluded Subsidiary to provide such guarantee or security interest, to the extent required by the terms hereof and of the Transaction Documents).  Without limiting the generality of the foregoing, it is specifically acknowledged and agreed that the Designated Transactions (as defined in the Notes) are expressly permitted hereunder and under the other Transaction Documents, in each case, without the consent of any Buyer or Holder, and the representations, covenants, redemption or adjustment provisions hereof or thereof shall not be deemed to prohibit any such transactions or to grant to the Buyers or Holders any right of redemption, participation therein, or any other mandatory prepayment or payment whatsoever.

(aa) Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of any lock-up period therein and shall enforce the provisions of each Lock-Up Agreements in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to obtain specific performance of the terms of such Lock-Up Agreement. Notwithstanding the foregoing, no Buyer shall be a third party beneficiary of any Lock-Up Agreement.

(bb) Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer, Morgan, Lewis & Bockius LLP, Kelley Drye & Warren LLP and Proskauer Rose LLP a complete closing set of the executed Transaction Documents, Securities, the Royalty PSA, the SPA Amendment and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount (and stated interest) of the Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or the exercise of the Warrants (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent as follows: (i) upon each conversion of the Notes or exercise of the Warrants (unless such issuance is covered by a prior legal opinion previously delivered to the Transfer Agent) and (ii) on each date a registration statement with respect to the issuance or resale of any of the Securities is declared effective by the SEC. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c) Legends. Certificates and any other instruments evidencing the Securities shall not bear any restrictive or other legend.

(d) FAST Compliance. While any Warrants remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(j)) for the Note and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv) Each Buyer shall have executed and delivered that certain Intercreditor Agreement, in the form attached hereto as Exhibit D (the “Intercreditor Agreement”).

(v) The holders of the existing Tranche A Notes shall have returned each original copy thereof to the Company for cancellation and destruction.

(vi) Such Buyer shall have delivered to the Company that certain Rest of World License Term Sheet, in the form attached hereto as Exhibit F (the “RoW License Term Sheet”), duly executed by such Buyer or such Buyer’s affiliate.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of each Buyer hereunder to purchase its Note and its related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer (A) a Note in such original principal amount as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers and (B) a Warrant initially exercisable for such aggregate number of Warrant Shares as is set forth across from such Buyer’s name in column (4) of the Schedule of Buyers, in each case, as being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of Paul Hastings LLP, the Company’s counsel, dated as of the Closing Date, in the form acceptable to such Buyer.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Delaware Secretary of State within ten (10) days of the Closing Date.

(vii) Each Subsidiary shall have delivered to such Buyer a certified copy of its Certificate of Incorporation (or such equivalent organizational document) as certified by the Secretary of State (or comparable office) of such Subsidiary’s jurisdiction of incorporation within ten (10) days of the Closing Date.

(viii) The Company and each Subsidiary shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and each Subsidiary and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each Subsidiary’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and the organizational documents of each Subsidiary and (iii) the Bylaws of the Company and the bylaws of each Subsidiary, each as in effect at the Closing.

(ix) Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form reasonably acceptable to such Buyer.

(x) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding immediately prior to the Closing Date.

(xi) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(xii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(xiii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, the Royalty PSA and/or the SPA Amendment, as applicable.

(xiv) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xv) The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Conversion Shares and the Warrant Shares.

(xvi) The Company shall have delivered to such Buyers: (i) a fully and duly executed SPA Amendment (which shall remain in full force and effect and shall not have been amended, modified or waived without the prior consent of the Majority Holders) and (ii) a Consent and Amendment to the Tranche A Notes.

(xvii) The Company shall have delivered or caused to be delivered to each Buyer (A) customary lien searches, listing as debtor the Company with results from such office or offices as may be necessary or, in the opinion of the Buyers, desirable to perfect the security interests purported to be created by the Security Agreement (as defined in the Amended Original Securities Purchase Agreement), together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Buyers, shall perfect any Lien other than Liens hereunder and under the Security Documents, under the Tranche A Notes, and Permitted Liens, and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers, shall not show any such Liens (other than Permitted Liens); and (B) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Buyers.

(xviii) The Collateral Agent shall have received an amendment to the Security Agreement, duly executed by the Company and Agent, reflecting the grant of security interests by the Company (but for the avoidance of doubt, not any Subsidiary thereof) in the Collateral to secure the obligations of the Company under the Notes and the other Transaction Documents.

(xix) Such Buyer shall have executed and delivered that certain Intercreditor Agreement, in the form attached hereto as Exhibit D (the “Intercreditor Agreement”)

(xx) Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the “Flow of Funds Letter”).

(xxi) From the date hereof to the Closing Date, (i) trading in the Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, (ii) at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing

(xxii) The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder.

(xxiii) The Company shall have delivered a customary payoff letter in respect of the AR Facility (as defined in the Tranche A Notes).

(xxiv) The Company and Scilex Pharmaceuticals Inc. shall have duly executed and delivered to such Buyer the RoW License Term Sheet.

(xxv) The Company, Efshar Hataya Ltd., the Existing Investor and 3i, LP shall have duly executed and delivered the Purchase and Sale Agreement to be entered into at the Closing by and among the Company, Scilex Pharmaceuticals Inc., Efshar Hataya Ltd, 3i, LP, and the Existing Investor (the “Royalty PSA”) in the form attached hereto as Exhibit E and each of the deliverables required to be delivered upon closing of the transactions contemplated by the Royalty PSA in accordance with its terms.

(xxvi) The Company shall have duly executed and delivered to such Buyer the lock-up agreement in a form acceptable to such Buyer (the “Lock-Up Agreements”), by and between the Company and the Placement Agents and the Placement Agents shall have duly executed and delivered to such Buyer the Lock-Up Agreements.

8. TERMINATION.

In the event that the Closing shall not have occurred within five (5) days of the date hereof, then either Buyer shall have the right to terminate this Agreement and all obligations of the Buyers and the Collateral Agent hereunder at any time on or after the close of business on such date without liability of any Buyer and the Collateral Agent to any other party; provided, however, the right to terminate this Agreement under this Section 8 shall not be available to any Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such terminating Buyer’s breach of this Agreement; provided, further, that no such termination shall affect any obligation of the Company under this Agreement to reimburse any Buyer for the expenses described in Section 4(j) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or the Royalty PSA or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents or the Royalty PSA or exercise any other remedies as may be available to such party.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR THE ROYALTY PSA OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE ROYALTY PSA OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document or the Royalty PSA (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents or the Royalty PSA (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents or the Royalty PSA is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents or the Royalty PSA. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or the Royalty PSA or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents, the Royalty PSA, the SPA Amendment and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the Royalty PSA, the SPA Amendment, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document or the Royalty PSA shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion); and provided further that the provisions of Sections 10 below cannot be amended or waived without the additional prior written approval of the Collateral Agent or its successor). No waiver shall be effective against a party unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Royalty PSA unless the same consideration also is offered to all of the parties to the Transaction Documents and/or the Royalty PSA, as applicable, all holders of the Notes or all holders of the Warrants (as the case may be). From the date hereof and while any Notes or Warrants are outstanding, the Company shall not be permitted to receive any consideration from a Buyer or a holder of Notes or Warrants that is not otherwise contemplated by the Transaction Documents or the Royalty PSA in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Buyer or holder of Notes or Warrants in a manner that is more favorable than to other similarly situated Buyers or holders of Notes or Warrants, as applicable, or (ii) to treat any Buyer(s) or holder(s) of Notes or Warrants in a manner that is less favorable than the Buyer or holder of Notes or Warrants that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer or that a Buyer may also be a Tranche A Note Holder. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents or the Royalty PSA except as set forth in the Transaction Documents or the Royalty PSA. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document or the Royalty PSA and (y) unless a provision of this Agreement or any other Transaction Document or the Royalty PSA is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document or the Royalty PSA. “Required Holders” means (I) prior to the Closing Date, each Buyer entitled to purchase Notes at the Closing and (II) on or after the Closing Date, holders of Notes and/or Warrants (and/or Common Stock issued upon conversion and/or exercise of such Notes and/or Warrants, as applicable, then held by such holders of Notes and/or Warrants, as applicable (and/or any of their Affiliates)) representing at least 80% of the Underlying Securities as of such time (without regard to any limitations on conversion or exercise therein, as applicable), but, for the avoidance of doubt, (A) excluding any Notes, Warrants and/or Underlying Securities held by the Company or any of its Subsidiaries as of such time and (B) excluding any shares of Common Stock issued on or prior to such date of determination upon conversion of such Notes and/or Warrants, as applicable, unless such shares of Common Stock are then held by such holder of Notes and/or Warrants and/or any its Affiliates, as applicable, as of such time of determination) issuable hereunder or pursuant to the Notes and/or the Warrants (or the Buyers, with respect to any waiver or amendment of Section 4(o), or, solely with respect to Section 10 below (including, without limitation, any amendment or waiver thereof or any instruction with respect thereto), the Required Holders (as defined in the Notes)).

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Scilex Holding Company
960 San Antonio Road
Palo Alto, CA 94303
Telephone: (650) 386-6179
Attention: Chief Executive Officer and President
E-Mail: JShah@scilexholding.com

With a copy (for informational purposes only) to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304
Telephone: (650) 320-1804; (650) 320-1895
Attention: Jeff Hartlin and Elizabeth Razzano
E-Mail: jeffhartlin@paulhastings.com and elizabethrazzano@paulhastings.com

If to the Transfer Agent:

Continental Stock Transfer & Trust Company
1 State Street, Floor 30
New York, NY 10004-1571
Telephone: (212) 845-3217
Attention: Michael Mullings
E-Mail: mmullings@continentalstock.com

If to the Collateral Agent:

Acquiom Agency Services LLC
950 17th Street, Suite 1400
Denver, CO 80202
Telephone: (720) 799-8615
Attention: Beth Cesari
E-Mail: bcesari@srsacquiom.com

with a copy (for informational purposes only) to:

Pryor Cashman LLP
7 Times Square

New York, NY 10036
Telephone: (212) 326-0806
Attention: David W. Smith
E-mail: dsmith@pryorcashman.com

If to a Buyer, to its mailing address and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Kelley Drye & Warren LLP
3 World Trade Center
175 Greenwich Street
New York, NY 10007
Telephone: (212) 808-7540
Attention: Michael A. Adelstein, Esq.
E-mail: madelstein@kelleydrye.com

and

Morgan, Lewis & Bockius LLP
2222 Market Street
Philadelphia, PA 19103-3007
Telephone: (214) 466-4000
Attention: Andrew R. Mariniello; Conor F. Larkin
E-mail: andrew.mariniello@morganlewis.com;

conor.larkin@morganlewis.com

and

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attention: Grant R. Darwin; Kristina Trauger; Ehud Barak; Philip A. Kaminski

E-mail: gdarwin@proskauer.com; ktrauger@proskauer.com;

ebarak@proskauer.com; pkaminski@proskauer.com;

or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Kelley Drye & Warren LLP and Morgan, Lewis & Bockius LLP shall only be provided copies of notices sent to the New Investor and Proskauer Rose LLP shall only be provided copies of notices sent to the Existing Investor. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Notes and Warrants (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by such Buyer). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Transaction (as defined in the Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants) or a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). Subject to any restrictions in the Intercreditor Agreement, a Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and the Royalty PSA and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents and the Royalty PSA (but without duplication of recovery), the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents and/or the Royalty PSA, as applicable, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents and/or the Royalty PSA, as applicable or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents and/or the Royalty PSA, as applicable, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by such Buyer pursuant to Section 4(l), or (D) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents and/or the Royalty PSA, as applicable, or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (A) the Company has agreed in writing to pay such fees and expenses; (B) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (C) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(m) Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and/or the Royalty PSA, as applicable, and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, and/or the Royalty PSA, as applicable, any remedy at law would inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement, the other Transaction Documents and the Royalty PSA, as applicable, shall be cumulative and in addition to all other remedies available under this Agreement, the other Transaction Documents and the Royalty PSA, as applicable, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents and/or the Royalty PSA, as applicable, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and/or the Royalty PSA, as applicable and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents and/or the Royalty PSA, as applicable, or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents and/or the Royalty PSA, as applicable, are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents and/or the Royalty PSA, as applicable, shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document and/or the Royalty PSA, as applicable, in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document and/or the Royalty PSA, as applicable.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents and/or the Royalty PSA, as applicable, are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document and/or the Royalty PSA, as applicable. Nothing contained herein or in any other Transaction Document and/or the Royalty PSA, as applicable, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and/or the Royalty PSA, as applicable, or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents and/or the Royalty PSA, as applicable. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents and/or the Royalty PSA, as applicable. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents and/or the Royalty PSA, as applicable, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document and the Royalty PSA is between the Company, each Subsidiary and a Buyer (and as applicable, the Collateral Agent), solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

(r) Exculpation of the Placement Agents. Each party hereto agrees, for the express benefit of each Placement Agent, its affiliates and representatives, that, in connection with the Transaction Documents and the transactions contemplated thereby:

(i) Neither the Placement Agents nor any of their respective affiliates or any of their respective representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company; (ii) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the other Transaction Documents or in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents, including any offering or marketing materials; or (iii) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon them by this Agreement or any other Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any other Transaction Document, except for such party’s own gross negligence, willful misconduct or bad faith.

(ii) The Placement Agents, their respective affiliates and representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to the Placement Agents, their respective affiliates or representatives, by or on behalf of the Company.

10. Collateral Agent.

10.1 Appointment and Authorization.

Each Buyer (in its capacity as a holder of Notes, each a “Note Holder”) hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement or any other Transaction Document. Each Note Holder hereby acknowledges and agrees that the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Transaction Documents. The Collateral Agent shall not have or be deemed to have any fiduciary relationship with any Note Holder or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Collateral Agent in such capacity. Without limiting the generality of the foregoing, the use of the term “Collateral Agent” herein and in the other Transaction Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The permissive authorizations, entitlements, powers and rights (including the right to request that the Company take an action or deliver a document and the exercise of remedies following an Event of Default (as defined in the Notes) as provided herein) granted to the Collateral Agent herein shall not be construed as duties. The Collateral Agent shall not have any responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held uninvested pending distribution thereof. Whether or not explicitly set forth therein, the rights, powers, protections, immunities and indemnities granted to the Collateral Agent herein shall apply to any document entered into by the Collateral Agent in connection with its role as Collateral Agent under the Transaction Documents. Except to the extent expressly provided otherwise herein, the Required Holders shall have the right to direct the Collateral Agent in all matters concerning the Transaction Documents.

10.2 Delegation of Duties.

The Collateral Agent may execute any and all of its duties and exercise its rights and powers under this Agreement or any other Transaction Document by or through Collateral Agents, sub-Collateral Agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the supervision, negligence or misconduct of any Collateral Agent or attorney in fact that it selects with due care. Any such delegation made shall not preclude the subsequent exercise of those rights and powers by the Collateral Agent, any revocation of such delegation or any subsequent delegation of any such rights, powers, authorities and discretions.

10.3 Default; Collateral.

(a) Upon the occurrence and during the continuance of an Event of Default, the Note Holders agree that Required Holders shall have the sole right to determine a course of action for the enforcement of the rights of the Note Holders, and the Collateral Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Collateral Agent shall have received written instructions from the Required Holders (email being sufficient). All rights of action under the Transaction Documents and all rights to the Collateral (as defined in the Security Documents), if any, hereunder and thereunder may be enforced by the Collateral Agent (at the written direction of the Required Holders) and any suit or proceeding instituted by the Collateral Agent in furtherance of such enforcement shall be brought in its name as the Collateral Agent without the necessity of joining as plaintiffs or defendants any Note Holder, and the recovery of any judgment shall be for the benefit of the Note Holders subject to the reasonable and documented fees, expenses and other amounts payable to the Collateral Agent. In actions with respect to any Collateral or other property or assets of the Company or any of its Subsidiaries, the Collateral Agent is acting for the benefit of each Note Holder. Each Note Holder authorizes and directs the Collateral Agent to enter into the Transaction Documents to which it is a party on the date hereof on behalf of and for the benefit of the Note Holders.

(b) Except to the extent that the consent of such Note Holder is required under the terms of this Agreement, each Note Holder agrees that any action taken by the Required Holders in accordance with the provisions of the Transaction Documents, and the exercise by the Required Holders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized by and binding upon, all of the Note Holders.

(c) The Collateral Agent is hereby authorized (but not obligated) on behalf of the Note Holders, without the necessity of any notice to or further consent from any Note Holder, from time to time to take any action with respect to any property, Collateral or Transaction Documents which may be necessary to create, perfect and maintain perfected Liens upon the Collateral and the properties granted pursuant to the Transaction Documents.

(d) The Collateral Agent shall not have any obligation whatsoever to any Note Holder or to any other Person to assure that the Collateral exists or is owned (whether in fee or by leasehold) by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Collateral Agent pursuant to the Transaction Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights granted or available to the Collateral Agent in any of the Transaction Documents; IT BEING UNDERSTOOD AND AGREED THAT IN RESPECT OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, OR ANY ACT, OMISSION OR EVENT RELATED THERETO, THE COLLATERAL AGENT SHALL NOT HAVE ANY LIABILITY WHATSOEVER WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTION DOCUMENTS TO ANY PERSON IN THE ABSENCE OF ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT. Notwithstanding anything contained in the Transaction Documents or otherwise to the contrary, except as directed by the Required Holders or as otherwise expressly set forth herein or in the other Transaction Documents, the Collateral Agent shall not have any duty to (i) file or prepare any financing or continuation statements or record any documents or instruments in any public office for purposes of creating, perfecting or maintaining any Lien or security interest created under the Transaction Documents; (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral; or (iii) take any action to protect against any diminution in value of the Collateral.

(e) The Note Holders hereby irrevocably authorize the Collateral Agent to release any Lien granted to or held by the Collateral Agent upon any Collateral: (i) when the Notes have been paid in full in cash, (ii) solely with respect to the Liens on the subject Collateral, in connection with any disposition expressly permitted under the Transaction Documents, or (iii) solely with respect to the Liens on the subject Collateral, in connection with such Collateral becoming Excluded Collateral (as defined in the Security Documents) as expressly permitted under the Transaction Documents. In addition, the Note Holders irrevocably authorize the Collateral Agent to release Liens upon the Collateral as otherwise contemplated herein and in the other Transaction Documents if approved and authorized in writing by the Required Holders. Upon request by the Collateral Agent at any time, the Required Holders (or such other number or percentage of Note Holders as is required hereunder) will confirm in writing the Collateral Agent’s authority to release particular types or items of the Collateral pursuant to this Section 10.3(e) and the Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in so relying, upon the authorization of the Required Holders (or such other number or percentage of Note Holders as is required hereunder). In the absence of such confirmation, the Collateral Agent shall be entitled to refrain from granting any release under this Section 10.3(e).

(f) In furtherance of the authorizations set forth in this Section 10.3, each Note Holder hereby irrevocably appoints the Collateral Agent as its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Note Holder (i) to enter into the Transaction Documents, (ii) to take action with respect to the Collateral and Transaction Documents to create, perfect, maintain and preserve the Collateral Agent’s Liens therein, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Loan or to release any Guarantor to the extent authorized herein or in the other Transaction Documents. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Collateral Agent’s power, as attorney, relative to the matters described in this Section 10.3. The powers and authorities herein conferred on the Collateral Agent may be exercised by the Collateral Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the Collateral Agent (or any Person acting on behalf of the Collateral Agent pursuant to a valid power of attorney). The power of attorney conferred by this Section 10.3(f) to the Collateral Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Note, or any part thereof, shall remain unpaid.

10.4 Liability of Collateral Agent.

(a) Neither the Collateral Agent nor any of its Related Parties (as defined in the Amended Original Securities Purchase Agreement) shall:

(i) BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS DUTIES EXPRESSLY SET FORTH HEREIN AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT); PROVIDED THAT NO ACTION TAKEN OR NOT TAKEN BY THE COLLATERAL AGENT AT THE DIRECTION OF THE REQUIRED HOLDERS (OR SUCH OTHER NUMBER OR PERCENTAGE OF NOTE HOLDERS AS IS REQUIRED HEREUNDER) SHALL BE CONSIDERED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE COLLATERAL AGENT, or

(ii) be responsible in any manner to any Note Holder or any other Person for any recital, statement, representation or warranty made by the Company or any officer thereof, contained herein or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for the priority of any liens purported to be created by any of the Transaction Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral, or to make any inquiry respecting the performance by the Company of its obligations hereunder or under any other Transaction Document, or for any failure of the Company or any other party to any Transaction Document to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Company.

(b) The Collateral Agent shall not be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. In no event shall the Collateral Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages, even if the Collateral Agent has been advised of the possibility of such damages and regardless of the form of action.

(c) Notwithstanding any other provision of this Agreement or the other Transaction Documents, the Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request or direction of the Required Holders (or such other number or percentage of Note Holders as is required hereunder). The Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Event of Default has occurred and is continuing. The Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Transaction Document or applicable law.

(d) The Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(e) The Collateral Agent shall have no obligation to file or record any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate any security interest granted to the Collateral Agent pursuant to any Transaction Document or (ii) enable the Collateral Agent to exercise and enforce its rights under any Transaction Document. In addition, the Collateral Agent shall have no responsibility or liability (i) in connection with the acts or omissions of any Person in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or priority of such security interest.

(f) Whenever reference is made in this Agreement or any other Transaction Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent (except in connection with the Collateral Agent’s ability to enter into any amendment to the Collateral Agent Fee Letter or any other Transaction Document to which it is a party when such amendment affects the rights and obligations of the Collateral Agent, each of which shall be made in the Collateral Agent’s sole discretion), it is understood that in all cases that the Collateral Agent shall not have any duty to act, and shall be fully justified in failing or refusing to take any such action, if it has not received written instruction, advice or concurrence (email being sufficient) from the Required Holders in respect of such action.

10.5 Reliance by Collateral Agent.

(a) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, facsimile or email, statement or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and shall be entitled to consult and seek advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Collateral Agent. Delivery of reports, documents and other information to the Collateral Agent is for informational purposes only and the Collateral Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein. Information contained in notices, reports or other documents delivered to the Collateral Agent and other publicly available information shall not constitute actual or constructive knowledge. Knowledge of or notices or other documents delivered to the Collateral Agent in any capacity shall not constitute knowledge of or delivery to the Collateral Agent in any other capacity under the Transaction Documents or to any affiliate or other division of the Collateral Agent.

(b) Notwithstanding any provision of this Agreement or the other Transaction Documents to the contrary, before taking or omitting any action to be taken or omitted by the Collateral Agent under the terms of this Agreement and the other Transaction Documents, the Collateral Agent may seek the written direction of the Required Holders (or such other number or percentage of Note Holders as is required under this Agreement), which written direction may be in the form of an email, and the Collateral Agent is entitled to rely (and is fully protected in so relying) upon such direction. If the Collateral Agent requests such direction with respect to any action, the Collateral Agent shall be entitled to refrain from such action unless and until the Collateral Agent has received such direction, and the Collateral Agent does not incur liability to any Person by reason of so refraining. In the absence of an express statement in the Transaction Documents regarding which Note Holders shall direct in any circumstance, the direction of the Required Holders shall apply and be sufficient for all purposes. If the Collateral Agent so requests, it must first be indemnified to its satisfaction by the Note Holders against any and all reasonable and documented fees, losses, liabilities and expenses which may be incurred by the Collateral Agent by reason of taking or continuing to take, or omitting, any action directed by the Required Holders (or such other number or percentage of Note Holders as is required under this Agreement) prior to having any obligation to take or omit to take any such action. Any provision of this Agreement or the other Transaction Documents authorizing the Collateral Agent to take any action does not obligate the Collateral Agent to take such action.

(c) The Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and such advice shall be full protection and authorization for any action taken by the Collateral Agent in good faith thereon.

(d) If at any time the Collateral Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Collateral), the Collateral Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate in good faith, and if the Collateral Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Collateral Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(e) If the Collateral Agent shall reasonably require any information to perform its duties under the Transaction Documents, the Company shall, to the extent it has such information, provide such information promptly upon request.

(f) Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Transaction Documents, the Collateral Agent shall have all of the rights, immunities, indemnities and other protections granted to it under this Agreement (in addition to those that may be granted to it under the terms of such other agreement or agreements).

(g) [Reserved.]

(h) [Reserved.]

(i) The Note Holders and any transferees or assignees after the Closing Date will be required to provide to the Collateral Agent or its Collateral Agents all information, documentation or certifications reasonably requested by the Collateral Agent to permit the Collateral Agent to comply with its tax reporting obligations under applicable laws, including any applicable cost basis reporting obligations.

10.6 Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless a responsible officer of the Collateral Agent shall have received written notice from a Note Holder or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default”. The Collateral Agent shall promptly notify the Note Holders of its receipt of any such notice. The Collateral Agent shall take such action with respect to such Event of Default as may be directed by the Required Holders.

10.7 Successor Collateral Agent. The Collateral Agent may (i) resign at any time upon 15 days’ notice to the Note Holders with a written copy of such notice to the Company or (ii) be terminated by the Required Holders. If the Collateral Agent resigns or is terminated under this Agreement, the Required Holders shall appoint a successor Collateral Agent. Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights (other than any rights of reimbursement for any costs, expenses, indemnities or other amounts due and owing to the Collateral Agent prior to the resignation or removal thereof), powers and duties of the retiring Collateral Agent, the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder and under the other Transaction Documents and the term “Collateral Agent” shall mean such successor Collateral Agent and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation or termination hereunder, the provisions of this Section 10 shall inure to the benefit of such retiring Collateral Agent, its sub-Collateral Agents or attorneys in fact and as to any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was the Collateral Agent under this Agreement. If no successor Collateral Agent has accepted appointment as the Collateral Agent by the date which is 30 days following the retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless become effective and the Initial Purchaser shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Holders appoint a successor Collateral Agent as provided for herein; provided that in the case of any security held by the Collateral Agent on behalf of the Note Holders under the Transaction Documents, the retiring Collateral Agent shall continue to hold such security in a custodial capacity only until such time as a successor Collateral Agent is appointed or deposit such security with a court of competent jurisdiction (at the reasonable expense of Note Holders). Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

10.8 Discretionary Acts and Solicitation of Note Holder Consent. Notwithstanding anything else to the contrary herein or in the other Transaction Documents, whenever reference is made in this Agreement or any other Transaction Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that the Collateral Agent shall be acting at the written direction of the Required Holders or that percentage of the Note Holders as required under the specific circumstance otherwise provided for hereunder and shall be fully protected in acting pursuant to such directions.

10.9 Expenses; Indemnity.

(a) The Company agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent in connection with the preparation and administration of this Agreement and the other Transaction Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Collateral Agent in connection with the enforcement or protection of its or the Note Holders’ rights in connection with this Agreement and the other Transaction Documents including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Collateral Agent (limited to a single counsel for Collateral Agent and a single local counsel for Collateral Agent in each relevant jurisdiction) and (ii) all fees and expenses owed to the Collateral Agent pursuant to the Collateral Agent fee letter executed as of the date hereof between the Company and the Collateral Agent with respect to its fees and expenses (the “Collateral Agent Fee Letter”). The Company agrees to pay and reimburse the Collateral Agent for its reasonable and documented out-of-pocket legal costs and expenses paid or incurred by the Collateral Agent through and including the Closing Date in connection with the preparation, negotiation and review of this Agreement and other Transaction Documents.

(b) The Company agrees to indemnify the Collateral Agent and its respective partners, controlling persons, legal counsel, directors, trustees, officers, employees, members, Collateral Agents, administrators, managers, representatives and advisors and affiliates (each, an “CA Indemnitee”) against, and to hold each CA Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees (limited to a single counsel for Collateral Agent and a single local counsel for Collateral Agent in each relevant jurisdiction), charges and disbursements (collectively, “Losses”), incurred by or asserted against any CA Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Transaction Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation the transactions contemplated thereby, (ii) the enforcement of this Agreement (including the indemnification set forth in this Section 10.9(b)) and any other Transaction Document, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any CA Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company or any of their respective Affiliates); provided that (x) any indemnity provided herein shall not, as to any CA Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such CA Indemnitee, (y) in each case, any reimbursement or indemnity, as the case may be, was incurred by or asserted against the CA Indemnitee in its capacity as Collateral Agent, and (z) with respect to the Collateral Agent and the other CA Indemnitees (as defined in this paragraph) only.

(c) Each Buyer (other than the Buyers identified on Schedule 10.9(c)) shall, on a several and not joint basis (based upon such Buyer's pro rata portion of the aggregate outstanding principal amount of the Notes as of the time of determination) indemnify, reimburse and hold harmless the CA Indemnitees for Losses that are indemnifiable pursuant to this Section 10.9, in each case, solely to the extent that the Company fails to pay any amount required to be paid by it under Section 10.9(b) to any such CA Indemnitee in respect of such Losses; provided that (x) any indemnity provided in this Section 10.9(c) shall not, as to any CA Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such CA Indemnitee, and (y) in each case, any reimbursement or indemnity, as the case may be, was incurred by or asserted against the CA Indemnitee in its capacity as Collateral Agent. The obligations of the Buyers under this Section 10.9(c) shall not limit the obligations of the Company to indemnify the CA Indemnitees pursuant to Section 10.9(b) and each Buyer shall be entitled to recover from and receive contribution from the Company in respect of any amounts paid by such Buyer pursuant to this Section 10.9(c). The Buyers identified on Schedule 10.9(c) are private investment funds and are expressly prohibited from providing the indemnification contemplated pursuant to this Section 10.9(c) in accordance with the terms of their respective governing documents and the exclusion of such Buyers from the obligations set forth in this Section 10.9(c) is personal to such Buyer and shall not relieve any assignee or transferee of any Buyer of the Note held by such Buyer of being subject to the obligations set forth in this Section 10.9(c).

(d) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any CA Indemnitee, and each CA Indemnitee shall not assert, and hereby waives, any claim against the Company, in each case, on any theory of liability, for special, indirect, incidental, consequential (including lost profits) or punitive damages arising out of, in connection with, or as a result of, this Agreement, any agreement or instrument contemplated hereby, or the other Transaction Documents, regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

(e) The provisions of this Section 10.9 shall survive, remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Notes, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Collateral Agent or any Note Holder, or the resignation or replacement of the Collateral Agent. Subject to Section 10.9(c), all amounts due under this Section 10.9 shall be payable on written demand therefor.

10.10 Reliance on Note Register. The Company shall maintain a record of the names and addresses of the Note Holder(s), and principal amounts owing to, each Note Holder pursuant to the terms hereof from time to time (the “Note Register”). The Note Register shall be available for inspection by the Company, the Collateral Agent and the Note Holder, at any reasonable time and from time to time upon reasonable prior notice. The Company shall provide the Collateral Agent with a copy of the Note Register at Closing. Each time there is an update to the Note Register, the Company shall provide a copy of such updated Note Register to the Collateral Agent within once Business Day of the effective date of such update. The Collateral Agent shall be entitled to conclusively rely on the most recent copy of the Note Register provided to it by the Company till a copy of the updated Note Register is delivered to it.

[signature pages follow]

IN WITNESS WHEREOF, each Buyer, the Collateral Agent and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
	Title:	Chief Executive Officer and President

IN WITNESS WHEREOF, each Buyer, the Collateral Agent and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

Oramed Pharmaceuticals Inc.

By:	/s/ Nadav Kidron
	Name:	Nadav Kidron
	Title:	President and Chief Executive Officer

By:	/s/ Josh Hexter
	Name:	Josh Hexter
	Title:	Chief Business and Operating Officer

IN WITNESS WHEREOF, each Buyer, the Collateral Agent and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

NOMIS BAY LTD.

By:	/s/ James Keyes
Name: James Keyes
Title: Director

IN WITNESS WHEREOF, each Buyer, the Collateral Agent and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

BPY LIMITED

By:	/s/ James Keyes
Name: James Keyes
Title: Director

IN WITNESS WHEREOF, each Buyer, the Collateral Agent and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

3i, lp

By:	/s/ Maier J. Tarlow
Name: Maier J. Tarlow
Title: Manager on Behalf of the GP

IN WITNESS WHEREOF, each Buyer, the Collateral Agent and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COLLATERAL AGENT:

ACQUIOM AGENCY SERVICES LLC, as collateral agent

By:	/s/ Beth Cesari
	Name:	Beth Cesari
	Title:	Senior Director

SCHEDULE OF BUYERS

		(3)	(4)
(1) Buyer	(2) Mailing Address and E-mail Address	Original Principal Amount of Notes	Aggregate Number of Warrant Shares	(5) Purchase Price	(6) Legal Representative’s Mailing Address and E-mail Address

Nomis Bay Ltd.	Wessex House 3rd Floor 45 Reid Street Hamilton, HM 12 Bermuda Attention: Peter Poole E-Mail: jfenttiman@murchinsonltd.com pzogala@murchinsonltd.com	$12,800,000.00	1,920,000	$11,520,000.00

Kelley Drye & Warren LLP

3 World Trade Center
175 Greenwich Street
New York, NY 10007
Telephone: (212) 808-7540

Attention: Michael A. Adelstein, Esq.

Morgan, Lewis & Bockius LLP

2222 Market Street
Philadelphia, PA 19103-3007
Telephone: (214) 466-4000

Attention: Andrew R. Mariniello; Conor F. Larkin
E-mail: andrew.mariniello@morganlewis.com; conor.larkin@morganlewis.com

		(3)	(4)
(1) Buyer	(2) Mailing Address and E-mail Address	Original Principal Amount of Notes	Aggregate Number of Warrant Shares	(5) Purchase Price	(6) Legal Representative’s Mailing Address and E-mail Address

BPY Limited	Wessex House 3rd Floor 45 Reid Street Hamilton, HM 12 Bermuda Attention: Peter Poole E-Mail: jfenttiman@murchinsonltd.com pzogala@murchinsonltd.com	$7,200,000.00	1,080,000	$6,480,000.00

Kelley Drye & Warren LLP

3 World Trade Center
175 Greenwich Street
New York, NY 10007
Telephone: (212) 808-7540

Attention: Michael A. Adelstein, Esq.

Morgan, Lewis & Bockius LLP2222 Market Street
Philadelphia, PA 19103-3007
Telephone: (214) 466-4000Attention: Andrew R. Mariniello; Conor F. Larkin
E-mail: andrew.mariniello@morganlewis.com; conor.larkin@morganlewis.com

3i, LP	2 Wooster Street 2nd Floor New York, NY 10013 Telephone: (646) 845-0040 Attention: Maier J. Tarlow E-Mail: operations@3ifund.com	$5,000,000.00	750,000	$45,000,000.00

Kelley Drye & Warren LLP
3 World Trade Center
175 Greenwich Street
New York, NY 10007
Telephone: (212) 808-7540

Attention: Michael A. Adelstein, Esq.

Morgan, Lewis & Bockius LLP
2222 Market Street
Philadelphia, PA 19103-3007
Telephone: (214) 466-4000

Attention: Andrew R. Mariniello; Conor F. Larkin
E-mail: andrew.mariniello@morganlewis.com; conor.larkin@morganlewis.com

		(3)	(4)
(1) Buyer	(2) Mailing Address and E-mail Address	Original Principal Amount of Notes	Aggregate Number of Warrant Shares	(5) Purchase Price	(6) Legal Representative’s Mailing Address and E-mail Address

Oramed Pharmaceuticals Inc.	Oramed Pharmaceuticals Inc. 1185 Avenue of the Americas New York, NY 10036 USA Attention: Nadav Kidron; Avi Gabay E-mail: nadav@oramed.com; avi@oramed.com	$25,000,000.00	3,750,000	$22,500,000.00 (Pursuant to Section 1.3(d), to be satisfied by exchange of an equivalent portion of the outstanding principal balance under the Tranche A Note)	Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Attention: Grant R. Darwin; Kristina Trauger; Ehud Barak; Philip A. Kaminski
					E-mail: gdarwin@proskauer.com; ktrauger@proskauer.com; ebarak@proskauer.com; pkaminski@proskauer.com;
TOTAL		$50,000,000.00	7,500,000	$45,000,000.00

SCHEDULE 10.9(c)

1.	Nomis Bay Ltd.

2.	BPY Limited

3.	3i, LP